Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES CLOSING OF TRANSACTION WITH CARLYLE FOR THE EXCHANGE AND AMENDMENT OF CONVERTIBLE NOTES

Houma, Louisiana

May 2, 2018

FOR IMMEDIATE RELEASE – SEACOR Marine Holdings Inc. (“SEACOR Marine” or the “Company”) (NYSE:SMHI) today announced that it has closed its previously announced transaction with certain affiliates of The Carlyle Group (“Carlyle”) pursuant to which Carlyle exchanged $50 million in principal amount of SEACOR Marine’s outstanding 3.75% convertible senior notes due December 2022 (the “Notes”) for warrants to purchase shares of the Company’s common stock, par value $0.01 per share (“Shares”), at an exercise price of $0.01 per Share representing an implied exchange rate of approximately 37.73 Shares per $1,000 in principal amount of the Notes (equivalent to an exchange price of $26.50 per Share) for a total of approximately 1.9 million Shares (the “Exchange”). SEACOR Marine and Carlyle also agreed to amend the $125 million in principal amount of the Notes that remain outstanding after the Exchange to (i) increase the coupon from 3.75% per annum to 4.25% per annum and (ii) extend the maturity date of the Notes by 12 months to December 2023.

The securities offered and sold in the Exchange have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein.

Forward Looking Statements

Certain statements discussed in this release as well as in other reports, materials and oral statements that SEACOR Marine releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies, an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums, weakening demand for SEACOR Marine’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, increased government legislation and regulation of SEACOR Marine’s businesses could increase cost of operations, increased competition if the Jones Act and related regulations are repealed, liability, legal fees and costs in connection with the provision of emergency response services, such as the response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for SEACOR Marine’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes to the status of applicable trade treaties including as a result of the U.K.’s impending exit from the European Union, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence on several key customers, consolidation of SEACOR Marine’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Jones Act and related regulations on the amount of foreign ownership of SEACOR Marine’s Common Stock, operational risks, effects of adverse weather conditions and seasonality, adequacy of insurance coverage, the ability of the Company to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the attraction and retention of qualified personnel by SEACOR Marine, and various other matters and factors, many of which are beyond SEACOR Marines control as well as those discussed in Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K and other reports filed by SEACOR Marine with the SEC. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties and investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. SEACOR Marine disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in SEACOR Marine’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures SEACOR Marine makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (if any). These statements constitute SEACOR Marine’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

SEACOR Marine Holdings Inc.
Erica Bartsch, 212-446-1875
ebartsch@seacormarine.com